UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 W. Riverside Avenue, Suite 300 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 467-6993

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On October 28, 2010, AmericanWest Bancorporation (the “Company”) and SKBHC Hawks Nest Acquisition Corp. (the “Lender”) entered into a debtor-in-possession credit agreement (the “DIP Credit Agreement”), which agreement remains subject to approval by the Bankruptcy Court. Pursuant to the terms and subject to the conditions set forth in the DIP Credit Agreement, the Lender agreed to provide a debtor-in-possession financing facility (the “DIP Financing Facility”) in an amount not to exceed $2 million to the Company. The DIP Credit Agreement will provide an immediate source of funds to the Company, enabling the Company to satisfy customary obligations associated with ongoing operations of its business, as well as the timely payment of professional fees incurred in connection with the bankruptcy process. The Company and the Lender have proposed that the obligations under the DIP Financing Facility be secured by all assets of the Company, including without limitation a pledge of the stock of the Company’s principal operating subsidiary, AmericanWest Bank (the “Bank”). All amounts outstanding under the DIP Financing Facility are scheduled to become due and payable on December 12, 2010, subject to extension to December 27, 2010 upon written request by the Company and satisfaction of certain conditions.

The Company and the Lender have made customary representations, warranties and covenants in the DIP Credit Agreement.

Consummation of the DIP Credit Agreement is subject to customary closing conditions, including, among other things, the Bankruptcy Court entering an order approving the DIP Financing Facility.

The foregoing summary of the DIP Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Credit Agreement attached as Exhibit 1.1, which is incorporated herein by reference. The DIP Credit Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Bank.

Item 1.03	Bankruptcy or Receivership

On October 28, 2010, the Company filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Washington (the “Chapter 11 Petition”). The Company will remain in possession of its assets and properties, and continue to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. During the bankruptcy proceedings, the Bank’s branches shall remain open and will continue serving their customers as usual.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 28, 2010, the Company entered into the DIP Credit Agreement. The disclosures in Item 1.01 above regarding the DIP Credit Agreement are incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the Indenture, dated as of September 26, 2002, between the Company and State Street Bank and Trust Company of Connecticut, National Association, as trustee (“State Street Bank and Trust”), with respect to the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2032 in the principal amount of $10,320,000 plus accrued interest (the “Debentures Due 2032”). Upon such event of default, the entire unpaid principal and accrued interest shall become immediately due and payable upon notice to the Company in writing from either State Street Bank and Trust or holders of not less than 25% in aggregate principal amount of the outstanding Debentures Due 2032. The Company believes that any efforts to enforce such payment obligations with respect to the Debentures Due 2032 are stayed as a result of the filing of the Chapter 11 Petition.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the Indenture, dated as of June 26, 2003, between the Company, as successor in interest to Columbia Trust Bancorp, and U.S. Bank National Association, as trustee (“U.S. Bank”), with respect to the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2033 in the principal amount of $3,093,000 plus accrued interest (the “Debentures Due 2033”). Upon such event of default, the entire unpaid principal and accrued interest shall become immediately due and payable by notice to the Company in writing from either U.S. Bank or holders of not less than 25% in aggregate principal amount of the outstanding Debentures Due 2033. The Company believes that any efforts to enforce such payment obligations with respect to the Debentures Due 2033 are stayed as a result of the filing of the Chapter 11 Petition.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the Indenture, dated as of March 14, 2006, between the Company and Wilmington Trust Company, as trustee (“Wilmington Trust”), with respect to the Company’s Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2036 in the principal amount of $7,217,000 plus accrued interest (the “Debentures Due 2036”). Upon such event of default, the entire unpaid principal and accrued interest shall become immediately due and payable by notice to the Company in writing from either Wilmington Trust or holders of not less than 25% in aggregate principal amount of the outstanding Debentures Due 2036. The Company believes that any efforts to enforce such payment obligations with respect to the Debentures Due 2036 are stayed as a result of the filing of the Chapter 11 Petition.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the Indenture, dated as of March 22, 2007, between the Company and Wilmington Trust, as trustee, with respect to the Company’s Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2037 in the principal amount of $20,619,000 plus accrued interest (the “Debentures Due 2037”). Upon such event of default, the entire unpaid principal and accrued interest shall become immediately due and payable by notice to the Company in writing from either Wilmington Trust or holders of not less than 25% in aggregate principal amount of the outstanding Debentures Due 2037. The Company believes that any efforts to enforce such payment obligations with respect to the Debentures Due 2037 are stayed as a result of the filing of the Chapter 11 Petition.

Item 7.01	Regulation FD Disclosure

On October 28, 2010, the Company issued a press release announcing the filing of the Chapter 11 Petition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Superpriority Debtor-in-Possession Credit Agreement, dated October 28, 2010, by and between the Company and the Lender

99.1	Press Release, dated October 28, 2010, titled “AmericanWest Bancorporation, to Consummate Sale and Recapitalization of AmericanWest Bank, Files Voluntary Chapter 11 Petition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Date: October 28, 2010	By:	/s/ Patrick J. Rusnak
Patrick J. Rusnak
President and Chief Executive Officer